EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Interpool, Inc.

          As independent public accountants, we hereby consent to the incorporation by reference in this Form S-4 Registration Statement of our report dated February 24, 1998 included in Interpool, Inc.'s Form 10-K for the year ended December 31, 1997, and to all references to our firm included in or made a part of this registration statement.


/s/ Arthur Andersen LLP

Arthur Andersen LLP

New York, New York
June 2, 1998